As filed with the Securities and Exchange Commission on May 10, 2002
                                                       Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         _______________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        FIRST OAK BROOK BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                         36-3220778
(State of incorporation)                 (I.R.S. Employer Identification Number)

                1400 SIXTEENTH STREET, OAK BROOK, ILLINOIS 60523
          (Address of principal executive offices, including zip code)

                        FIRST OAK BROOK BANCSHARES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                             RICHARD M. RIESER, JR.
                                    PRESIDENT
                        FIRST OAK BROOK BANCSHARES, INC.
                              1400 SIXTEENTH STREET
                            OAK BROOK, ILLINOIS 60523
                                 (630) 571-1050
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:
William E. Navolio, Esq.
General Counsel                             Thomas P. Desmond, Esq.
First Oak Brook Bancshares, Inc.            Vedder, Price, Kaufman & Kammholz
1400 Sixteenth Street                       222 North LaSalle Street, Suite 2600
Oak Brook, Illinois 60523                   Chicago, Illinois 60601-1003
(630) 571-1050                              (312) 609-7647

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF SECURITIES              AMOUNT TO BE              OFFERING               AGGREGATE               AMOUNT OF
          TO BE REGISTERED               REGISTERED(1)        PRICE PER SHARE(2)      OFFERING PRICE(2)      REGISTRATION FEE(2)
          ----------------               -------------        ------------------      -----------------      -------------------

Common Stock, $2 par value.........       100,000 shs.              $33.83                 $3,383,000                 $311.24
Preferred Stock Purchase Rights....            (3)                    (3)                       (3)                     (3)
====================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the high and low sales prices for the Common Stock reported on the Nasdaq National Market System as of May 8, 2002.
(3) This Registration Statement also covers rights to purchase shares of Series A Preferred Stock, no par value, which are attached to and trade with the Common Stock. No additional consideration will be received by the Registrant for the rights registered hereby.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         This Registration Statement relates to the registration of 100,000 shares of Common Stock, $2 par value per share, of First Oak Brook Bancshares, Inc. (the "Registrant") reserved for issuance and delivery under the First Oak Brook Bancshares, Inc. Employee Stock Purchase Plan (the "Plan"). This Registration Statement also covers the preferred stock purchase rights which are attached to and trade with the Common Stock. The Plan was approved by the Registrant's shareholders on May 7, 2002.

         The documents containing the information required by this section will be given to employees participating in the Plan and are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Registrant filed or to be filed with the Commission are incorporated herein by reference:

         (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

         (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2000.

         (c) The description of the Common Stock, $2 par value, and related preferred stock purchase rights, of the Registrant contained in the Registrant's Registration Statement on Amendment No. 1 to Form 8-A filed with the Commission on or about May 6, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, and the description of the preferred stock purchase rights of the Registrant's Registration Statement on Form 8-A filed with the Commission on or about May 21, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, and all amendments and reports filed by the Registrant for the purpose of updating such descriptions.

         In addition, each document or report subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any subsequently filed amendment to this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock and the preferred stock purchase rights registered hereby is being passed upon for the Registrant by William E. Navolio, Vice President, General Counsel and Secretary of the Registrant. Mr. Navolio is the beneficial owner of less than 1% of the outstanding shares of Common Stock, including shares which may be purchased pursuant to options granted under the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended, grants the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. This statute also gives the Registrant broad power to indemnify any such person against expenses in connection with any action by or in the right of the Registrant provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification may be made if such person is adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnity as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by statute to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith.

         The effect of the foregoing provisions of the General Corporation Law of the State of Delaware and the Registrant's Amended and Restated By-laws would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933.

ITEM 7. EXCEPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See Exhibit Index.

ITEM 9. UNDERTAKINGS.

         (a)      RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

                  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois on the 7th day of May, 2002.

                           FIRST OAK BROOK BANCSHARES, INC.


                           By:  /s/ Richard M. Rieser, Jr.
                              --------------------------------------------------
                              Richard M. Rieser, Jr., President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Rieser, Jr., William E. Navolio and Rosemarie Bouman, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                                   TITLE                   DATE
     ---------                                   -----                   ----

/s/  Eugene P. Heytow            Chairman of the Board, Chief        May 7, 2002
-----------------------------   Executive Officer and Director
Eugene P. Heytow

/s/  Richard M. Rieser, Jr.         President and Director           May 7, 2002
-----------------------------
Richard M. Rieser, Jr.

/s/  Frank M. Paris             Vice Chairman of the Board and       May 7, 2002
-----------------------------              Director
Frank M. Paris

/s/  Miriam Lutwak Fitzgerald              Director                  May 7, 2002
-----------------------------
Miriam Lutwak Fitzgerald

/s/  Geoffrey R. Stone                     Director                  May 7, 2002
-----------------------------
Geoffrey R. Stone

/s/  Robert M. Wrobel                      Director                  May 7, 2002
-----------------------------
Robert M. Wrobel

/s/  Micheal L. Stein                      Director                  May 7, 2002
-----------------------------
Michael L. Stein

     SIGNATURE                                   TITLE                   DATE
     ---------                                   -----                   ----

/s/  Stuart I. Greenbaum                   Director                  May 7, 2002
-----------------------------
Stuart I. Greenbaum

/s/  John W. Ballantine                    Director                  May 7, 2002
-----------------------------
John W. Ballantine

/s/  Richard F. Levy                       Director                  May 7, 2002
-----------------------------
Richard F. Levy

/s  /Rosemarie Bouman           Vice President, Chief Financial      May 7, 2002
-----------------------------   Officer and Treasurer (Principal
Rosemarie Bouman                Financial and Accounting Officer)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
-------  -----------------------------------------------------------------------

  4.1    Restated Certificate of Incorporation of the Company
         (incorporated by reference to Exhibit 3.1 to the Registrant's Amendment No. 1 to Registration Statement on Form 8-A filed May 6,
         1999).

  4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant's Amendment No. 1 to Registration Statement on Form 8-A filed May 6, 1999).

  4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-Q Quarterly Report for the period ended June 30, 1999).

  4.4    Rights Agreement, dated as of May 4, 1999 between the
         Registrant and Oak Brook Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed May 21, 1999).

  4.5 Certificate of Designations Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit A to
         Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed May 21, 1999).

  4.6    Form of Rights Certificate (incorporated by reference to
         Exhibit B to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed May 21, 1999).

  4.7 First Oak Brook Bancshares, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A to Registrant's Proxy Statement, dated April 1, 2002, relating to the 2002 Annual Meeting of Shareholders, File No. 0-14468).

  5      Opinion of William E. Navolio, Esq.

 23.1    Consent of William E. Navolio, Esq. (included in Exhibit 5).

 23.2    Consent of KPMG LLP.

 24 Power of Attorney (included on the signature pages of this Registration Statement).